                                                                   Exhibit 10.27

                                PROMISSORY NOTE

$1,000,000.00                                                  November, 18 2002

FOR VALUE RECEIVED, Sonic Foundry, Inc., a Maryland corporation ("Maker"), promises to pay to the order of Aris A. Buinevicius and Claire Horne, husband and wife ("Payee"), 404 Westwood Drive Chapel Hill, NC 27516, or at such other address as Payee may from time to time in writing designate, the principal sum of ONE MILLION DOLLARS ($1,000,000.00), plus interest, payable in a single payment of principal and accrued interest of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000) on or before March 18, 2003.

               In the event of any "Event of Default," as defined below, the principal of this Note, together with any accrued and unpaid interest, may, at the option of the holders hereof, become immediately due and payable on demand. Moreover, in the event of any Event of Default or to the extent the Maker and Payee are negotiating about the term of, or repayment of, the Note, after the maturity date, the interest rate on the Note shall be reduced to ten percent (10%) for all amounts due and owing as of the maturity date.

               An "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions, whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of governmental rules, regulations, orders, statutes, ordinances or other laws;

               a. Maker shall fail to pay within five (5) business days of its due date the principal amount of this Note or any payment of interest due thereon;

               b. Maker shall default in the performance or observance of any of its covenants or agreements under the Collateral Pledge Agreement dated effective November 18, 2003 (the "Pledge Agreement") or any other agreement or instrument entered into pursuant thereto, and shall fail to cure such default within ten (10) business days after written notice of such default to Maker;

               c. A proceeding shall have been instituted against Maker seeking a declaration or order entailing a finding that Maker is insolvent or bankrupt, or seeking reorganization, liquidation or other similar relief with respect to Maker or any of its properties, assets or debts, or seeking the appointment of a receiver, trustee, custodian, liquidator, sequestrator or similar official for Maker or any of its properties or assets, and such proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days; or

               d. Maker shall become insolvent or bankrupt, shall institute a proceeding described in subparagraph (c) above, shall consent to any such proceeding described in subparagraph (c) above, or shall take any action in furtherance of any of the foregoing.

               This Note is secured by a security interest in all of the general business assets and intellectual property rights of Maker.

               The undersigned and all guarantors severally waive presentment for payment, notice of dishonor, protest and notice of protest. Without affecting the liability of any maker, endorser, surety or guarantor, the holder may, without notice, grant renewals or extensions, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it.

               The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty; provided, however, that any such prepayment in part shall not relieve Maker from the obligation to make the payments of principal and interest due thereon as set forth in this Note.

               This Note shall be governed by, and construed in accordance with, the internal laws of the State of Wisconsin.

               Maker consents to the jurisdiction of the state and federal courts located in Dane County, Wisconsin for purposes of any claim or controversy relating to this Note, including an action for the enforcement hereof.

               Maker acknowledges that this Note has been drafted by counsel for Payee and that neither inside counsel nor outside counsel for Payee represents Maker related to this Note or for any other matter. Maker has had the ability to have this Note reviewed by separate counsel.

               IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed under seal as of the date first set forth above.


                                Sonic Foundry, Inc.



                                By: /s/ Rimas Buinevicius
                                    --------------------------------------------
                                    Rimas Buinevicius, Chief Executive Officer

                                      -2-